Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Chris Barnes, (972) 673-5539

Investor Relations Heather Catelotti, (972) 673-5869
DR PEPPER SNAPPLE GROUP ANNOUNCES COMMENCEMENT OF CASH TENDER OFFERS FOR ITS 7.45% SENIOR NOTES DUE 2038 AND 6.82% SENIOR NOTES DUE 2018

Plano, TX, May 19, 2017 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that it has commenced cash tender offers (each offer an "Offer" and collectively, the "Offers") for up to $180,000,000 aggregate purchase price of its outstanding 7.45% Notes due 2038 (the "2038 Notes") and 6.82% Notes due 2018 (the "2018 Notes" and, together with the 2038 Notes, the "Notes") on the terms and subject to the conditions set forth in its Offer to Purchase, dated May 19, 2017, and the related Letter of Transmittal.

The consideration being offered for the Notes accepted for purchase in the Offers is set forth in the table below:

Title of Securities and CUSIP Numbers	Principal Amount Outstanding	2038 Tender Cap	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(1)	Hypothetical Total Consideration(1)(2)
7.45% Notes due 2038 (CUSIP No. 26138EAJ8)	$250,000,000	$125,000,000	1	3.00% due February 15, 2047	FIT1	130	$30.00	$1,446.78
6.82% Notes due 2018 (CUSIP No. 26138EAH2)	$364,128,000	N/A	2	0.75% due April 30, 2018	FIT3	45	$30.00	$1,046.35
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(1) Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by us.
(2) The Hypothetical Total Consideration for each series of Notes is inclusive of the Early Tender Premium but exclusive of Accrued Interest and is based on the Reference Yield (as defined below) of the Reference Treasury Security (defined below) as of 2:00 p.m., New York City time on May 18, 2017 and an Early Settlement Date (defined below) on June 8, 2017, which is expected to be the Early Settlement Date. The actual Reference Yields of the Reference Treasury Securities will be determined by the Dealer Manager (defined below) based on certain quotes available at the Price Determination Date, which is expected to be at 2:00 p.m., New York City time, on June 5, 2017.

The Total Consideration paid in the Offers for the Notes will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread (the "Fixed Spread") specified for the applicable series of Notes over the applicable yield (the "Reference Yield") based on the bid-side price of the applicable U.S. Treasury Security specified for such series of Notes (the "Reference Treasury Security") specified in the table above and in the Offer to Purchase. Holders of Notes that are validly tendered and not validly withdrawn at or before 5:00 p.m., New York City time, on June 2, 2017 (the "Early Tender Date") and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the "Early Tender Premium"). Holders of Notes who validly tender their Notes after the Early Tender Date and at or before the Expiration Date will only receive the applicable Tender Offer Consideration per $1,000 principal amount of Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. Holders whose Notes are accepted for purchase pursuant to the Offers will also receive Accrued Interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the applicable Settlement Date.

As set forth in the Offer to Purchase, the Offers are subject to (i) a maximum aggregate purchase price (exclusive of Accrued Interest) in respect of Notes purchased of $180 million (the "Maximum Tender Amount"), (ii) a maximum aggregate principal amount in respect of 2038 Notes purchased of $125 million (the "2038 Tender Cap") and (iii) the application of the acceptance priority levels set forth in the table above (the "Acceptance Priority Levels"). If the aggregate purchase price of Notes of any series tendered exceeds the Maximum Tender Amount available for application to the Acceptance Priority Level for such series of Notes then, if Notes of such series are accepted for purchase, such Notes will be accepted on a pro rata basis.

DPS reserves the right but is under no obligation, at any point following the Early Tender Date and before the Expiration Date, to accept for purchase any Notes validly tendered at or prior to the Early Tender Date (the "Early Settlement Date"). The Early Settlement Date will be determined at DPS’ option and is currently expected to occur on June 8, 2017, the fourth business day following the Early Tender Date, subject to all conditions to the Offers having been satisfied or waived by DPS. Irrespective of whether DPS chooses to exercise its option to have an Early Settlement Date, DPS will purchase any remaining Notes that have been validly tendered by the Expiration Date and that it chooses to accept for purchase, subject to the Maximum Tender Amount, the 2038 Tender Cap, the application of the Acceptance Priority Levels and all conditions to the Offers having been satisfied or waived by it, on a date immediately following the Expiration Date (the "Final Settlement Date" and each of the Early Settlement Date and Final Settlement Date, a "Settlement Date"). The Final Settlement Date is expected to occur on the first business day following the Expiration Date, subject to all conditions to the Offers having been satisfied or waived by DPS. The expected Final Settlement Date is June 19, 2017, unless extended by DPS, assuming all conditions to the Offers have been satisfied or waived by DPS.

The amount of a series of Notes purchased in the Offers will be based on the Acceptance Priority Level for such series, as set forth above and in the Offer to Purchase, and may be prorated. Subject to the Maximum Tender Amount, the 2038 Tender Cap and proration, the Notes with the first acceptance priority level, the 2038 Notes, will be purchased before those with the second acceptance priority level, the 2018 Notes. If there are sufficient remaining funds to purchase some, but not all of the Notes of a series of an applicable Acceptance Priority Level, the amount of Notes purchased in that series will be prorated based on the aggregate purchase price of Notes of that series validly tendered and not withdrawn in the applicable Offer, and no Notes of a series with a lower Acceptance Priority Level will be accepted for purchase.

The Offers will expire at 11:59 p.m., New York City time, on June 16, 2017 (the "Expiration Date"), unless extended or earlier terminated. DPS reserves the right to terminate, withdraw or amend the Offers at any time subject to applicable law.

Notes tendered in the Offers may only be withdrawn prior to 5:00 p.m., New York City time, on June 2, 2017 (the "Withdrawal Date"). Notes tendered after the Withdrawal Date and prior to the Expiration Date may not be withdrawn.

DPS reserves the right, but is under no obligation, to increase or decrease the Maximum Tender Amount or the 2038 Tender Cap, subject to compliance with applicable law, which could result in DPS purchasing a greater or lesser principal amount of Notes in the Offers. There can be no assurance that DPS will exercise its right to increase or decrease the Maximum Tender Amount or the 2038 Tender Cap. If DPS increases or decreases the Maximum Tender Amount or the 2038 Tender Cap or extends the Early Tender Date, DPS does not expect to extend the Withdrawal Date, subject to applicable law. If holders tender more Notes in the Offers than they expect to be accepted for purchase based on the Maximum Tender Amount or the 2038 Tender Cap and the Maximum Tender Amount or the 2038 Tender Cap are subsequently increased on or after the Withdrawal Date, such holders will not be able to withdraw any of their previously tendered Notes. Accordingly, holders should not tender any Notes that they do not wish to be accepted for purchase.

DPS' obligation to accept for purchase, and to pay for, Notes validly tendered and not withdrawn pursuant to the Offers is subject to the satisfaction or waiver of the conditions to the relevant Offers, including the condition (the "Tender Financing Condition") that DPS has successfully completed one or more financing transactions (the "Debt Financing Transactions"), which may include at DPS' option issuances of commercial paper (excluding commercial paper issuances for general corporate purposes not related to the Offers), an offering of debt securities or another capital markets or financing transaction, on terms and conditions satisfactory to DPS, providing net proceeds sufficient to pay the aggregate purchase price and Accrued Interest of all Notes validly tendered (and not validly withdrawn) and accepted for purchase by DPS in the Offers. There can be no assurance that DPS will be able to complete the Debt Financing Transactions, and thus no assurance that the Tender Financing Condition will be satisfied.

The complete terms and conditions of the Offers are set forth in the Offer to Purchase and the Letter of Transmittal which are being sent to holders of the Notes. Holders of the Notes are urged to read the tender offer documents carefully. Notes not tendered and purchased pursuant to the Offers may remain outstanding, mature and be paid in accordance with their terms.

The Offers are being made solely by means of the related Offer to Purchase and the Letter of Transmittal. This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, including in connection with the Debt Financing Transactions, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase. None of DPS, the Dealer Manager, the Tender Agent, the Information Agent or the Trustee is making any recommendation as to whether holders of the Notes should tender their Notes in response to the Offers.

Morgan Stanley & Co. LLC is the Dealer Manager for the Offers. Questions regarding the Offers may be directed to Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free). Requests for the Offer to Purchase and the Letter of Transmittal may be directed to D.F. King & Co. at 48 Wall Street, 22nd Floor, New York, New York 10005 Attn: Andrew Beck, (212) 269-5550 (for banks and brokers) or (877) 536-1556 (for all others).

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have seven of the top 10 non-cola soft drinks, and nine of our 10 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Bai, Canada Dry, Clamato, Crush, Hawaiian Punch, IBC, Mott's, Mr & Mrs T mixers, Peñafiel, Rose's, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.
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